EXHIBIT 5.1




                                                    Direct Dial: (214) 745-5724
                                                            kbetts@winstead.com

                                                  August 22, 1997



U.S. Restaurant Properties, Inc.
5310 Harvest Hill Road
Suite 270, L.B. 168
Dallas, TX  75230

Ladies and Gentlemen:

         We have acted as counsel to U.S. Restaurant Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3 filed of even date herewith with the Securities and Exchange Commission (as the same may be amended or supplemented from time to time, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), for offering by the Company from time to time of up to $175,000,000 aggregate initial offering price of (a) shares of common stock, par value $0.001 per share (the "Common Stock"); (b) warrants to purchase Common Stock (the "Common Stock Warrants") and (c) shares or fractional shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"). The Common Stock, the Common Stock Warrants, the Preferred Stock and the Depositary Shares are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of offering and set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         Each series of Common Stock Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement"), to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (each, a "Warrant Agent"). Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a "Deposit Agreement"), among the Company, the depositary named therein (each, a "Depositary") and the holders from time to time of the Depositary Receipts.

         In rendering the opinions expressed herein, we have examined the Registration Statement, the Company's Amended Articles of Incorporation (the "Articles") and Bylaws and certain minutes of corporate proceedings and/or written consents of the Company's Board of Directors. We have also examined and relied as to factual matters upon the representations, warranties and


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U.S. Restaurant Properties, Inc.
August 22, 1997
Page 2

other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

         We assume that (i) prior to the issuance of any shares of Common Stock or Preferred Stock (or Securities convertible into shares of Common Stock or Preferred Stock), there will exist, under the Articles, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and (ii) appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon issuance and sale of any such shares, and will comply with all applicable requirements of Maryland law.

         We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company, in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Articles, the Bylaws and applicable Maryland law, as the case may be.

         To the extent that the obligations of the Company under a Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the applicable Warrant Agent and constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; that the applicable Warrant Agent is in compliance, generally, with respect to acting as Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the applicable Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         To the extent that the obligations of the Company under a Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the applicable Deposit Agreement has been duly authorized, executed and delivered by the applicable Depositary and constitutes the legally valid and binding obligation of such Depositary enforceable against such Depositary in accordance with its terms; that the applicable Depositary is in compliance, generally, with respect to acting as Depositary under the Deposit Agreement, with all applicable laws and regulations;


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U.S. Restaurant Properties, Inc.
August 22, 1997
Page 3

and that the applicable Depositary has the requisite organizational and legal power and authority to perform its obligations under the applicable Deposit Agreement.

         Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

         1. When the Registration Statement has become effective under the Act and payment for such shares of Common Stock has been made
               (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such shares, or (b) pursuant to (i) the conversion of validly issued and fully paid and non-assessable shares of Preferred Stock in accordance with the established terms of such Preferred Stock, or (ii) the exercise of validly issued Common Stock Warrants in accordance with the terms of an applicable Warrant Agreement, such shares of Common Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable by the Company.

         2. When the Registration Statement has become effective under the Act, the Common Stock Warrants have been (a) duly established by the related Warrant Agreement and (b) duly authenticated by the applicable Warrant Agent and duly authorized and established by the applicable Board Action, and warrant certificates representing the Common Stock Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Common Stock Warrants, the Common Stock Warrants will be duly authorized and will constitute valid and binding obligations of the Company.

         3. When the Registration Statement has become effective under the Act and a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Articles and applicable Maryland law, and upon payment for such shares (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Preferred Stock, or (b) pursuant to the exchange of validly issued and fully paid Depositary Shares in accordance with the terms of an applicable valid and binding Deposit Agreement, such shares of Preferred Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable.

         4. When the Registration Statement has become effective under the Act, the Depositary Shares have been duly authorized and established in accordance with


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U.S. Restaurant Properties, Inc.
August 22, 1997
Page 4
               the applicable Board Action, and the Depositary Receipts in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the applicable
               Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement.

         The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         Our opinion is limited in all respects to the federal law of the United States and the laws of the State of Texas and the corporate law of the State of Delaware. To the extent that the opinions set forth herein are dependent on the laws of the State of Maryland, we have relied, with your permission, solely on our review of the Maryland General Corporation Law.

         We hereby consent to the reference to us under the caption "Federal Income Tax Considerations" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.


                                              Very truly yours,

                                              WINSTEAD SECHREST & MINICK P.C.



                                                  By:/s/ Kenneth L. Betts
                                                     ---------------------
                                                        Kenneth L. Betts